UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)

	1133 Route 55, Suite D Lagrangeville, New York (Address of principal executive offices)	12540 (Zip Code)

(845) 454-3703 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2013, Command Security Corporation (the “Company”) announced the appointment of N. Paul Brost as the Company’s Chief Financial Officer. Mr. Brost’s appointment was effective immediately on his employment start date of January 14, 2013. Prior to joining the Company, Mr. Brost, age 59, served as the Vice President, Finance and Chief Financial Officer of UNISYS Federal Systems (NYSE: UIS) from 2009 until 2010. In addition, from 2001 until 2009, he was the Senior Vice President, Finance for Orbital Sciences Corporation (NYSE: ORB). Mr. Brost is a CPA, a former Partner with Ernst & Young LLP and a graduate of Southern Illinois University.

Pursuant to the terms of an employment offer letter dated January 11, 2013 (the “Brost Employment Agreement”), Mr. Brost’s initial annual base salary will be $250,000. Mr. Brost is also eligible to receive an annual bonus of up to 40% of his annual base salary, payable at the discretion of the Company’s Board of Directors (the “Board”). Additionally, upon the commencement of Mr. Brost’s employment, the Board will consider a grant to Mr. Brost of the option to purchase an aggregate of 165,000 shares, of which one-third (1/3) of such stock options shall vest on the first, second and third anniversary, respectively, of Mr. Brost’s employment commencement date with the Company. The option exercise price will be the closing stock price on the grant date. Upon an involuntary termination of employment without cause, Mr. Brost is eligible to receive a severance payment of twelve (12) months base salary.

The foregoing description of the Brost Employment Agreement is only a summary of the material terms of the Brost Employment Agreement and is qualified in its entirety by reference to the Brost Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 17, 2013, the Company also announced that Barry Regenstein stepped down as Chief Financial Officer, effective upon Mr. Brost’s appointment. Mr. Regenstein is entitled to receive severance and certain benefits in accordance with his existing employment agreement previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009. By mutual agreement, Mr. Regenstein will remain with the Company in his role of President through the end of the Company’s current fiscal year, which ends March 31, 2013 and will be eligible for a 2013 annual bonus, dependent upon performance. The Company thanks Mr. Regenstein for his innumerable contributions and tremendous efforts in the over 8 years he has been with the Company and wishes him well in his future endeavors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Brost Employment Offer Letter dated January 11, 2013
99.1	Press Release dated January 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: January 17, 2013	By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President

Exhibit Index

Exhibit No.	Description
10.1	Brost Employment Offer Letter dated January 11, 2013
99.1	Press Release dated January 17, 2013